Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS RESULTS FOR THE FIRST QUARTER OF 2010
NASHVILLE, Tenn. (May 13, 2010) — O’Charley’s Inc. (Nasdaq: CHUX) today reported operating results for the 16-week period ended April 18, 2010.
Financial and Operating Highlights
•
Revenue for the first quarter of fiscal 2010 decreased 6.9 percent to $271.5 million from $291.7 million in the first quarter of fiscal 2009. First quarter same-store sales at O’Charley’s company-operated restaurants declined by 6.7 percent, on a 1.2 percent decline in guest counts and a 5.6 percent decline in average check. Same-store sales at Ninety Nine declined by 6.0 percent, on a 3.8 percent decline in guest counts and a 2.3 percent decline in average check. Same store sales at Stoney River Legendary Steaks declined by 8.3 percent, as a 6.4 percent increase in guest counts was offset by a 13.8 percent decline in average check. The Company estimates that inclement weather in the first quarter had a negative impact on changes in same-store sales of between 1.0 and 1.5 percent at O’Charley’s, and between 0.5 and 1.0 percent at Ninety Nine and Stoney River.

•
Restaurant-level margins, which the Company defines as restaurant sales less cost of food and beverage, payroll and benefits costs, and restaurant operating costs, decreased to 15.5 percent of restaurant sales from 17.3 percent in the prior year quarter.

•	Results for the quarter include impairment charges of $5.6 million, or 2.0 percent of revenues, primarily for four O’Charley’s restaurants which will remain open.

•
Including the impairment charges, income from operations in the quarter was $0.5 million, or 0.2 percent of revenues, compared to income from operations of $12.0 million, or 4.1 percent of revenues in the prior year quarter. Adjusted EBITDA in the quarter was $21.3 million, or 7.9 percent of revenues, compared to $28.8 million, or 9.9 percent of revenues in the prior year quarter. Adjusted EBITDA is a non-GAAP supplemental financial measure that the Company believes may be useful for understanding its financial performance. A reconciliation of adjusted EBITDA to income from operations is provided later in this release.

CHUX Reports First Quarter Results for 2010

May 13, 2010
•
Results for the quarter include interest expense of $4.0 million, and income tax expense of $0.7 million, resulting in a net loss attributable to common shareholders of $4.3 million, or $0.21 per diluted share. In comparison, net earnings available to common shareholders in the prior year quarter were $6.9 million, or $0.34 per diluted share.

•
During the first quarter of 2010, the Company retired $9.8 million of its 9% senior subordinated notes through open-market purchases. Capital investment during the quarter was $3.0 million, compared to $2.0 million in the prior year quarter. At quarter end, the Company had a cash balance of $29 million, and had no drawings on its revolving line of credit.

“We are disappointed with our financial results for the quarter, which were at the low end of our previously-issued guidance when adjusted for impairment charges, and below several of our peers,” said Jeffrey D. Warne, president and chief executive officer of O’Charley’s Inc. “While our results were negatively impacted by general economic conditions and harsh winter weather, this does not fully explain our performance. Guest counts in each of our brands outperformed their relevant Knapp-Track averages for the first quarter, and we continued to see improvement in our guest satisfaction scores compared to the prior year quarter. However, average check and same store sales underperformed those averages. We emphasized value-priced entrées in the quarter, expecting the lower average entrée prices to be partially offset by incremental sales of appetizers, beverages and desserts. While our value-priced entrées positively impacted guest counts, we did not get the anticipated incremental sales. The deleveraging impact of the relatively large reductions in average check reduced our profit margins in the quarter.
“During these past two years, our management team focused on controlling margins, managing overhead costs, maximizing cash flow, and reducing debt. We believe that we had considerable success in all of these areas, and the tools that we brought to the task continue to contribute positively to our operating results. However, now we are refocusing our efforts on positioning each of our brands to drive profitable improvement in sales.”
Outlook for the Second Quarter of 2010
While the Company expects economic conditions and consumer spending to gradually improve as 2010 progresses, it does not believe that it has sufficient visibility to offer a projection of its full-year 2010 financial performance. The Company’s first quarter is a 16-week quarter, while its second through fourth quarters are each 12 weeks. Based upon historical seasonal patterns, average weekly sales per restaurant are typically higher in the first quarter than in subsequent quarters, and the Company typically generates a disproportionate share of its income from operations in the first quarter. For the second quarter of 2010, the Company is forecasting total revenue of between $194 million and $200 million, and income from operations of between ($1 million) and $2 million. The Company projects adjusted EBITDA of between $10 million and $13 million in the second quarter, based upon estimated depreciation and amortization expense of approximately $10 million, and estimated stock compensation expense of approximately $1 million. This forecast includes the impact of the recent flood event in Tennessee, which the Company estimates will reduce second quarter revenues by approximately $0.5 million, and reduce second quarter income from operations by between $0.2 million and $0.3 million.

CHUX Reports First Quarter Results for 2010

May 13, 2010
Investor Conference Call and Web Simulcast
O’Charley’s Inc. will conduct a conference call on its 2010 first quarter earnings release on May 13, 2010, at 11:00 a.m. Eastern. The number to call for this interactive teleconference is (800) 762-8795, and the confirmation passcode is 4293926. Please dial in 10 minutes prior to the beginning of the call. A replay of the conference call will be available through May 27, 2010, by dialing (800) 406-7325 and entering passcode 4293926.
The live broadcast of O’Charley’s conference call will be available online:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=3062103
If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through May 27, 2010.
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 368 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 244 restaurants in 19 states in the Southeast and Midwest, including 234 company-owned and operated O’Charley’s restaurants, and 10 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine restaurants in 113 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 11 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s first quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the continued deterioration in the United States economy and the related adverse effect on our sales of decreases in consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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(Tables to Follow)

CHUX Reports First Quarter Results for 2010

May 13, 2010
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
16 Weeks Ended April 18, 2010 and April 19, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$271,154	99.9%	$291,364	99.9%
Franchise and other revenue	333	0.1%	294	0.1%

	271,487	100.0%	291,658	100.0%
Costs and Expenses:
Cost of food and beverage	79,554	29.3%	85,024	29.2%
Payroll and benefits	94,758	34.9%	99,323	34.1%
Restaurant operating costs	54,827	20.2%	56,588	19.4%

Cost of restaurant sales (1)	229,139	84.5%	240,935	82.7%

Advertising and marketing expenses	11,767	4.3%	10,451	3.6%
General and administrative expenses	10,948	4.0%	12,708	4.4%
Depreciation and amortization	13,624	5.0%	15,023	5.2%
Impairment and disposal charges, net	5,552	2.0%	292	0.1%
Pre-opening costs	7	0.0%	265	0.1%

	271,037	99.8%	279,674	95.9%

Income from Operations	450	0.2%	11,984	4.1%

Other Expense:
Interest expense, net	4,043	1.5%	4,043	1.4%
Other, net	3	0.0%	9	0.0%

	4,046	1.5%	4,052	1.4%

(Loss) Earnings before Income Taxes	(3,596)	-1.3%	7,932	2.7%

Income Tax Expense	748	0.3%	791	0.3%

Net (Loss) Earnings	$(4,344)	-1.6%	$7,141	2.4%

Net (Loss) Attributable/Earnings Available to Common Shareholders	$(4,344)	-1.6%	$6,924	2.4%

Basic and diluted (loss) earnings per common share:

Net (Loss)/Earnings	$(0.21)		$0.34

Weighted Average Common Shares Outstanding	21,066		20,599

(1)	Percentages calculated as a percentage of restaurant sales.
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CHUX Reports First Quarter Results for 2010

May 13, 2010
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At April 18, 2010 and December 27, 2009

	2010	2009
	(in thousands)
Cash	$28,964	$21,880
Other current assets	30,179	34,174
Property and equipment, net	351,217	366,850
Trade names and other intangible assets	25,946	25,946
Other assets	14,910	13,405

Total assets	$451,216	$462,255

Current portion of long-term debt and capital leases	$1,995	$1,979
Other current liabilities	73,771	71,019
Long-term debt, net of current portion	117,747	128,121
Capitalized lease obligations	1,234	1,798
Other liabilities	50,110	50,219
Shareholders’ equity	206,359	209,119

Total liabilities and shareholders’ equity	$451,216	$462,255

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CHUX Reports First Quarter Results for 2010

May 13, 2010
O’Charley’s Inc. and Subsidiaries
Financial and Other Information (unaudited)
16 Weeks Ended April 18, 2010 and April 19, 2009
All percentages shown as percentage of restaurant sales

	2010	2009
O’Charley’s Concept: (1)
Number of restaurants open at quarter end	234	232 (1)
Average check per guest	$12.45	$13.18 (1)
Average weekly sales per restaurant	$46,757	$50,110 (1)

Restaurant sales (millions)	$175.3	$188.6

Costs and expenses:
Cost of food and beverage	29.3%	28.9%
Payroll and benefits	34.6%	33.7%
Restaurant operating costs (2)	19.2%	18.3%

Cost of restaurant sales	83.1%	80.9%

Ninety Nine Concept:
Number of restaurants open at quarter end	113	116
Average check per guest	$14.60	$14.94
Average weekly sales per restaurant	$46,870	$49,506

Restaurant sales (millions)	$85.3	$91.7

Costs and expenses:
Cost of food and beverage	28.6%	28.8%
Payroll and benefits	36.8%	35.5%
Restaurant operating costs (2)	22.1%	21.5%

Cost of restaurant sales	87.5%	85.8%

Stoney River Concept:
Number of restaurants open at quarter end	11	11
Average check per guest	$37.54	$44.96
Average weekly sales per restaurant	$59,994	$62,706

Restaurant sales (millions)	$10.6	$11.0

Costs and expenses:
Cost of food and beverage	35.3%	37.0%
Payroll and benefits	26.1%	29.0%
Restaurant operating costs (2)	20.4%	21.7%

Cost of restaurant sales	81.8%	87.7%

(1)	Excludes franchised restaurants and 2009 excludes restaurants operated by joint venture partners.

(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building) as compared to 58% for O’Charley’s and 73% for Stoney River.
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CHUX Reports First Quarter Results for 2010

May 13, 2010
O’Charley’s Inc. and Subsidiaries
Calculation of Adjusted EBITDA (unaudited) (1)
A Non-GAAP Financial Measure
16 Weeks Ended April 18, 2010 and April 19, 2009

	2010	2009
Income from Operations	$450	$11,984

Add:
Depreciation and amortization	13,624	15,023

Impairment and disposal charges, net (2)	5,552	292

Stock-based compensation expense (3)	1,434	1,338

Severance, recruiting and relocation expense (4)	—	265

Changes in deferred compensation balances (5)	280	(86)

Adjusted EBITDA	$21,340	$28,816

Notes:

(1)
We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as Income (Loss) from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) stock-based compensation expense, (iv) severance, recruiting and relocation costs for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)
Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses related to the holding and disposition of assets no longer in service.

(3)	Charges relating to the discount on the Company’s Employee Stock Purchase Plan and stock-based compensation plans.

(4)
Cash and non-cash charges relating to significant organizational changes. Charges in the quarter of 2009 related primarily to the retirement of the Company’s former CEO and the recruitment of a new CEO.

(5)
The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.

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